UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2018
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Explanatory Note

On January 30, 2018, Harley-Davidson, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report under Item 2.05 the Company’s plan to further improve its manufacturing operations and cost structure. Pursuant to Item 2.05(d) of Form 8-K, the Company is now filing this Amendment #1 to provide an estimated range of amounts for the major costs to be incurred in connection with the plan, and to provide the expected completion date of the plan. The disclosure included in Item 2.05 of the Original 8-K otherwise remains unchanged. Item 2.05 of the Original 8-K is amended to read in its entirety as follows:

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 25, 2018, the Board of Directors of the Company approved a plan to further improve its manufacturing operations and cost structure by commencing a multi-year manufacturing optimization initiative which includes the consolidation of its motorcycle assembly plant in Kansas City, Missouri, into its plant in York, Pennsylvania, and the closure of its wheel operations in Adelaide, Australia.

The Company expects to incur restructuring and other consolidation costs of $170 to $200 million related to this plan through 2019, of which approximately 70% will be cash charges. The Company also expects to invest approximately $15 million in capital. The Company expects ongoing annual cash savings of $65 to $75 million after 2020.

The Company expects the major cost components of this plan to include employee terminations, accelerated depreciation, other project implementation activities and temporary inefficiencies. The Company estimates that the range of each of these costs will be $50 to $60 million, $45 to $50 million, $40 to $45 million and $35 to $45 million, respectively. The Company expects the plan to be completed by mid-2019.

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this report. These risks and uncertainties include, among other things, uncertainties regarding the Company’s ability to effectively execute the Company’s manufacturing optimization initiative within expected costs and timing, as well as the factors detailed in the Company’s Securities and Exchange Commission filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: February 20, 2018	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary